FORM 13F SUMMARY PAGE

Report Summary:

Number of Other Included Managers:   0

Form 13F Information Table Entry Total:	75 (DATA RECORDS)

Form 13F Information Table Value Total:	 99,577	(X1000)

List of Other Included Managers:     None